                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                     TRANS WORLD ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules14a-6(i)(1)
     and 0-11
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        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                     [LOGO]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                   NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS

    You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Entertainment Corporation (the "Company"), which will be held at The Desmond, 660 Albany Shaker Road, Albany, New York 12211, on Wednesday, June 3, 1998, at 10:00 A.M., New York time, for the following purposes:

        1. To elect seven directors to serve until the next annual meeting and until their successors are chosen and qualified;

        2. To approve an amendment to the 1990 Stock Option Plan for Non-Employee Directors to authorize the Board to award discretionary option grants;

        3.  To approve the 1998 Stock Option Plan; and

        4. To transact any such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on April 22, 1998, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

    YOUR VOTE IS IMPORTANT. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                          By Order of the Board of Directors,

                                                [LOGO]

                                          Matthew H. Mataraso,

                                          SECRETARY

May 7, 1998

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 3, 1998, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 7, 1998.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On April 22, 1998, the record date, 19,847,112 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

                         QUORUM AND TABULATION OF VOTES

    The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from ChaseMellon Shareholder Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

    Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

    Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposal set forth herein as Item 1. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

    The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 22, 1998, the record date, are indicated below:

                                                                                    AMOUNT AND NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP   OF CLASS
----------------------------------------------------------------------------------  --------------------  -----------
Robert J. Higgins.................................................................        10,324,600(1)         52.0%
  38 Corporate Circle
  Albany, New York 12203
Dimensional Fund Advisors Inc.....................................................         1,091,400(2)          5.5%
  1299 Ocean Avenue
  Santa Monica, California 90401

------------------------

(1) Information is as of April 22, 1998, as provided by the holder. Includes 33,700 shares owned by the wife of Robert J. Higgins and 25,000 owned by a foundation controlled by Robert J. Higgins, and excludes 588,934 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2) Information is as of December 31, 1997, as provided by the holder. Dimensional Fund Advisors Inc., a registered investment advisor, holds shares in the Company in a fiduciary capacity. Dimensional reported sole voting power with respect to 743,800 shares and sole dispositive power with respect to 1,091,400 shares.

    Mr. Higgins, who beneficially owns 10,324,600 shares of Common Stock as of the record date (approximately 52.0% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1--ELECTION OF DIRECTORS" and in favor of the adoption of proposals (2) and (3). Consequently, if such shares are so voted, no additional votes will be required for the election of such nominees or for the adoption of proposals (2) and (3).

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors currently intends to present to the meeting the election of seven directors, each to hold office (subject to the Company's By-Laws) until the next Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

    If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS

    ROBERT J. HIGGINS, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS."

    MATTHEW H. MATARASO has served as Secretary and a director of the Company for more than the past five years, and has practiced law in Albany, New York during the same period.

    DEAN S. ADLER has been a principal Lubert/Adler Partners, LP, a limited partnership investing primarily in under-valued and opportunistic real estate and real estate-related ventures. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the Boards of Directors of The Lane Company, US Franchise Systems, Inc. and Developers Diversified Realty Corporation.

    GEORGE W. DOUGAN has been Chief Executive Officer and a member of the Board of Directors of Evergreen Bancorp Inc. since March 7, 1994, and Chairman of the Board since May 19, 1994. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston-Florida from June 1992 to March 1994. Mr. Dougan was also the Senior Vice President and Director of Retail Banking of The Bank of Boston-Massachusetts from February 1990 to June 1992.

    CHARLOTTE G. FISCHER has been Chairman of the Board, President and Chief Executive Officer of Paul Harris Stores, Inc., a publicly-held specialty retailer of women's apparel, since January 28, 1995. Mrs. Fischer was the Vice Chairman of the Board and Chief Executive Officer-designate from April 29, 1994 through January 28, 1995. Mrs. Fischer has also served as a consultant to retail organizations, including the Company. Mrs. Fischer was President and Chief Executive Officer of Claire's Boutiques, Inc. from September 1989 until October 1991, and was on the Board of Directors of Claire's Stores Inc., the publicly-held parent company.

    ISAAC KAUFMAN has been Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, since February 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998. Mr. Kaufman was an Executive Vice President of Merry-Go-Round Enterprises, Inc. ("Merry-Go-Round"), a publicly held specialty retailer, and on its Board of Directors from April 3, 1991 to February 2, 1996 and had been its Chief Financial Officer, Secretary and Treasurer since 1983. Merry-Go-Round filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code on January 11, 1994 and is currently in a Chapter 7 liquidation.

    DR. JOSEPH G. MORONE has been President of Bentley College since August 1, 1997. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's Center for Science and Technology Policy. Before joining the School of Management (1988), Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also spent seven years at General Electric Company's Corporate Research and Development. Dr. Morone serves on the Boards of Directors of Albany Medical Center, Albany International Corp. and nView Corporation.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of April 22, 1998, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. Except as otherwise stated or as to shares owned by spouses, the Company believes that the beneficial owners have sole voting and investment power over their shares.

                                                                                        AMOUNT AND NATURE
                                                                           YEAR FIRST     OF BENEFICIAL
                                                                           ELECTED AS      OWNERSHIP OF       PERCENT
                                    POSITIONS WITH THE                      DIRECTOR/    COMMON STOCK AS        OF
NAME                                      COMPANY                 AGE        OFFICER    OF APRIL 22, 1998      CLASS
-----------------------------  -----------------------------      ---      -----------  ------------------  -----------
Robert J. Higgins............  Chairman of the Board,                 56         1973        10,324,600(1)        52.0%(3)
                                 President, Chief Executive
                                 Officer and a Director
Matthew H. Mataraso..........  Secretary and a Director               68         1976            44,868(2)       *
Dean S. Adler................  Director                               41         1997             5,000(2)       *
George W. Dougan.............  Director                               58         1984            56,500(2)       *
Charlotte G. Fischer.........  Director                               48         1991            28,500(2)       *
Isaac Kaufman................  Director                               51         1991            38,500(2)       *
Dr. Joseph G. Morone.........  Director                               45         1997             5,000(2)
James A. Litwak..............  Executive Vice President--             44         1996           137,515(2)       *
                                 Merchandising and Marketing
Edward W. Marshall...........  Executive Vice                         52         1989           342,568(2)         1.7%
                                 President--Operations
Bruce J. Eisenberg...........  Senior Vice President-Real             38         1995           203,188(2)         1.0%
                                 Estate
John J. Sullivan.............  Senior Vice President--                45         1995           205,304(2)         1.0%
                                 Finance and Chief Financial
                                 Officer
All directors and executive
  officers as a group (11
  persons)                                                                                   11,391,543(1)(2)       57.4%

------------------------

*   Less Than 1%

(1) Includes 33,700 shares owned by the wife of Robert J. Higgins and 25,000 owned by a foundation controlled by Robert J. Higgins, and excludes 588,934 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2) Included in shares listed as "beneficially owned" are the following shares which the persons listed have the right to acquire within sixty days pursuant to stock options (a) under the 1990 Director Stock Option Plan--Mr. Adler (5,000), Mr. Dougan (41,500), Mrs. Fischer (28,500), Mr. Kaufman (33,500) and Dr. Morone (5,000); (b) under employee stock option plans--Mr. Eisenberg (122,500), Mr. Litwak (107,500), Mr. Marshall (257,500), Mr.
    Mataraso (35,264) and Mr. Sullivan (132,500); and (c) under all stock option plans--All directors and executive officers as a group (768,764).

(3) On April 27, 1998, Robert J. Higgins entered into an Underwriting Agreement with the Company and Goldman Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC and Everen Securities, Inc., pursuant to which Mr. Higgins sold 2,000,000 shares of Common Stock in a registered public offering on Form S-3 under the Act (Registration No. 333-48891), thereby reducing his beneficial ownership to approximately 39.0% of the outstanding shares of Common Stock upon consummation of the offering on May 1, 1998. This reduction in beneficial ownership does not reflect the overallotment option granted to the underwriters by Mr. Higgins for the purchase of an additional 525,000 shares within 30 days of the date of the Underwriting Agreement.

BOARD OF DIRECTORS MEETINGS AND ITS COMMITTEES

    The Board of Directors held six meetings during the 1997 fiscal year. All of the directors except Mrs. Fischer, Mr. Dougan, and Dr. Morone attended greater than 75% of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which such director served.

    The Company has an Audit Committee of the Board of Directors, consisting of a majority of independent directors, whose members during the 1997 fiscal year were: Isaac Kaufman (Chairman), Charlotte G. Fischer and Joseph G. Morone. The Audit Committee held two meetings during the 1997 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.

    The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members during the 1997 fiscal year were: Dean S. Adler (Chairman), Isaac Kaufman and George W. Dougan. The Compensation Committee held two meetings during the 1997 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company.

    The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and principal shareholder, was actively involved in the recruitment of all of the current directors.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Each director, who is not a salaried employee of the Company, receives a $15,000 retainer per annum plus a $1,000 attendance fee for each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson earns an additional $1,000 retainer per year.

    Matthew H. Mataraso received $58,000 in cash compensation and $1,740 in 401(k) contributions from the Company in fiscal 1997 for his services as Secretary of the Company and as counsel. Messrs. Higgins and Mataraso are the only directors eligible to participate in the Company's employee stock option plans.

    DIRECTOR STOCK OPTION PLAN. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan"). Currently, Mrs. Fischer and Messrs. Dougan, Kaufman, Adler and Morone participate in the Director Stock Option Plan. A total of 500,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 252,000 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant.

    An initial grant of 10,000 Director Options is made to each new director. In addition, Director Options to purchase 1,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a Nasdaq National Market trading day, on the next succeeding trading day) of any year to any eligible director. All Director Options vest ratably over four years. During fiscal 1997, annual grants to outside Directors of 3,000 Director Options were made at an exercise price of $5.05 per share, compared to the market value on the date of grant of $5.94. Accordingly, compensation expense in the aggregate of $5,340 will be amortized over a 48-month period by the Company for the 1997 grants.

    The Director Stock Option Plan is administered by a committee of three non-participating directors or officers who are authorized to interpret the Director Stock Option Plan but have no discretion with respect to the selection of directors who receive Director Options, the number of shares subject to the Director Stock Option Plan or to each grant thereunder, or the purchase price for shares subject to Director Options. The committee has no authority to materially increase the benefits under the Director Stock Option Plan.

    RETIREMENT PLAN. The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director a retirement benefit of $15,000 per year for up to ten years depending on the length of service, or the life of the director and his or her spouse, whichever period is shorter. To become vested in the retirement plan a director must reach age 62 and have served on the Board of Directors for a minimum of five consecutive years.

CERTAIN TRANSACTIONS

    The Company leases its 159,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under two capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,135 square foot distribution center expansion (the "Expansion") was completed in October 1989 on real property adjoining the existing facility.

    Under the two capitalized leases, dated April 1, 1985 and November 1, 1989 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1,346,682 in fiscal 1997. On January 1, 1998, the aggregate rental increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Neither lease contains any real property purchase option at the expiration of its term. Under the terms of both leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property approximates $70,000 per month.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases, each at annual rental of $35,000 plus property taxes, maintenance and a contingent rental if a specified sales level is achieved. In fiscal 1997, the Company paid Mr. Higgins $30,000 for a one year lease expiring on October 31, 1997, for certain parking facilities contiguous to the Company's distribution center/office facility. The lease was renewed through October 31, 1998, after approval by the Audit Committee.

    The Company regularly utilizes privately-chartered aircraft for its executives, primarily those owned or partially owned by Mr. Higgins. During fiscal 1997, the Company chartered an airplane under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder. Payments made by the Company during fiscal 1997 were $59,817. The Company also chartered an aircraft from Crystal Jet, a corporation wholly owned by Mr. Higgins. During fiscal 1997, payments to Crystal Jet aggregated $199,069. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charterers.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 1997, Mr. Higgins was employed as President and Chief Executive Officer of the Company pursuant to a three year employment agreement that commenced on February 4, 1996. For the fiscal year ended January 31, 1998, Mr. Higgins earned $920,000 in incentive compensation under the employment agreement. The agreement was replaced effective May 1, 1998 by a new five year employment agreement. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $600,000, is reimbursed for two club memberships, is entitled to payment of or reimbursement for life insurance premium of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins and is entitled to participate in all incentive, savings retirement, welfare and other employee benefit plans, practices, policies and other fringe benefit programs that the Company may provide for the benefit of its executive employees.

    Edward W. Marshall has a severance agreement in effect that provides, under certain conditions, payment of severance equal to one year of annual compensation, at a level not less than his current salary of $265,799, upon his termination following severance without cause (as defined), including termination following a change in control of the Company. Mr. Marshall's severance agreement contains an "evergreen" provision for automatic renewal each year.

    James A. Litwak has a severance agreement in effect that provides, under certain conditions, payment of severance equal to one year of annual compensation, at a level not less than his current salary of $285,000, upon his termination following severance without cause (as defined). Mr. Litwak's severance agreement contains an "evergreen" provision for automatic renewal each year.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION AND PURPOSE OF THE COMPENSATION COMMITTEE. The Company Compensation Committee (the "Committee") was comprised during fiscal 1997 of three non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under the 1993 amendments to the federal income tax law.

    The Committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and stock option plans.

    COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

    SALARY AND ANNUAL INCENTIVE COMPENSATION

    SALARIES. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. In 1994, the Compensation Committee engaged KPMG Peat Marwick LLP, a nationally known compensation consulting firm, to assist the Committee in evaluating and modifying its executive compensation program and in developing a peer group of specialty retailers that are comparable to the Company in terms of annual revenues. A majority of the 14 companies in such peer group are traded on The Nasdaq National Market, and are incorporated into the peer index used in the performance graph. See "FIVE YEAR PERFORMANCE GRAPH."

    Annual salary recommendations for the Company's executive officers (other than the Chief Executive) are made to the Committee by the Chief Executive. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee also used a compensation study prepared by KPMG Peat

Marwick LLP, along with the Committee members' experience in the retail industry, in evaluating the executive salary levels. The Committee believes that it must keep the base pay component at or above the median range to remain competitive in attracting competent management.

    ANNUAL PERFORMANCE INCENTIVES. Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

    For Fiscal 1997, the Committee established as the principal goal a targeted level of pre-tax earnings before bonuses would be paid to executive officers. Each named executive officer was eligible to earn 25% to a maximum of 100% (160% for Chief Executive Officer) of his salary in incentive payments if the targets were achieved by the Company. If the targets were not achieved then the incentives would be reduced to lower levels. Below a certain target level no incentives were to be paid. Because the Company's pre-tax earnings exceeded predetermined targets each of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

LONG-TERM INCENTIVES

    The Committee uses a broad-based stock option plan, with over 150 participants, as the principal long-term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants is determined using a matrix that considers the executive's position, salary level, and the performance of the executive as measured by the individual's performance rating.

    The Company also has a restricted stock plan which the Committee may use to grant awards of common stock to officers and other key employees of the Company. The Committee believes that the Company's long term goals are best achieved through long-term stock ownership. The level of awards are granted at the discretion of the Committee.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The Chief Executive was compensated in fiscal 1997 pursuant to a three year employment agreement, approved by the Committee, the employment term of which was set to end on January 30, 1999. Effective May 1, 1998, Mr. Higgins will be compensated pursuant to a new employment agreement, in which the term of employment will be five years and the minimum salary will be $600,000. The employment agreement provides for participation in the Executive Bonus Plan up to a maximum of 150% of his salary if certain targets are achieved by the Company.

DEDUCTIBILITY OF COMPENSATION EXPENSES

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million for its chief executive officer or any of its four other highest paid officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no Compensation Committee interlocks during fiscal 1997. None of these members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              DEAN S. ADLER, CHAIRMAN
                                GEORGE W. DOUGAN
                                 ISAAC KAUFMAN

------------------------

    Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934 as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph shall not be incorporated by reference to such filings.

EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers are identified below. At year end, five officers met the definition of "executive officer" under applicable regulations for the fiscal year 1997, including the Chief Executive. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted. The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the five executive officers of the Company whose cash compensation for that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                                         AWARDS
                                                   ANNUAL COMPENSATION          ------------------------
                                           -----------------------------------  RESTRICTED   SECURITIES
                                                                 OTHER ANNUAL      STOCK     UNDERLYING     ALL OTHER
      NAME AND PRINCIPAL                    SALARY      BONUS    COMPENSATION    AWARD(S)     OPTIONS/    COMPENSATION
           POSITION               YEAR        ($)        ($)          ($)           ($)        SARS(#)         ($)
------------------------------  ---------  ---------  ---------  -------------  -----------  -----------  -------------
Robert J. Higgins                    1997    575,000    920,000       37,518(1)     --          600,000        46,489(1)
  Chairman, President and            1996    575,000    575,000       28,223(1)     --           --            72,590(1)
  Chief Executive Officer            1995    550,000     --           68,653(1)     --           --            95,161(1)

James A. Litwak                      1997    289,808    228,000       --    (2)     --           30,000         5,109(3)
  Executive Vice President-          1996    190,144    150,000      217,668(5)     --          200,000        --
  Merchandising & Marketing          1995     --         --           --    (2)     --           --            --

Edward W. Marshall                   1997    264,453    200,000       --    (2)     --           20,000         4,859(3)
  Executive Vice President-          1996    262,097    182,559       --    (2)     --          100,000         4,750(3)
  Operations                         1995    263,206     50,000       --    (2)    132,500(4)     30,000        4,423(3)

Bruce J. Eisenberg                   1997    195,154    180,000       --    (2)     --           40,000         4,802(3)
  Senior Vice President-             1996    174,933    127,400       --    (2)     --          100,000         4,037(3)
  Real Estate                        1995    137,340    100,000       --    (2)    100,000(4)     30,000        2,772(3)

John J. Sullivan                     1997    195,154    180,000       --    (2)     --           40,000         4,802(3)
  Senior Vice President and          1996    179,981    127,400       --    (2)    118,750(4)    100,000        4,750(3)
  Chief Financial Officer            1995    161,009     --           --    (2)     --           30,000         4,903(3)

------------------------

(1) "Other Annual Compensation" in fiscal 1997, 1996 and 1995 for Mr. Higgins includes $29,140, $17,400, and $58,335, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. "All Other Compensation" in fiscal 1997, 1996 and 1995 for Mr. Higgins consists of maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in accordance with current SEC instructions as if the premiums were advanced without interest until the time that the Company expects to recover the premium.

(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3) "All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

(4) "Restricted Stock Award(s)" for the named executives represents the dollar value at the date of the award and is calculated using the closing sale price of Trans World Entertainment Corporation Common Stock on the date of grant. Mr. Marshall received 50,000 shares of restricted stock of which 60% vested on January 31, 1998; an additional 20% shall become vested on January 31, 1999, and the final 20% shall become vested on January 31, 2000. Mr. Sullivan received 50,000 shares of restricted stock of which 60% shall vest on April 30, 1999; an additional 20% shall become vested on April 30, 2000, and the final 20% shall become vested on April 30, 2001. Mr. Eisenberg received 50,000 shares of restricted stock of which 20% vested on April 30, 1998; an additional 20% shall become vested on April 30, 1999, and the final 60% shall become vested on April 30, 2000. The aggregate value of the 150,000 shares of restricted stock outstanding on January 31, 1998 was $4,050,000.

(5) "Other Annual Compensation" for Mr. Litwak consists of reimbursement for relocation expenses and a tax gross-up on the taxable but non-deductible component of the reimbursement.

STOCK OPTION PLANS

    The Company has two employee stock option plans in place, the 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"), with an aggregate of 2,200,000 shares authorized for issuance, and the 1994 Stock Option Plan (the "1994 Plan"), with an aggregate of 2,000,000 shares (the 1986 plan and the 1994 plan are collectively referred to as the "Stock Option Plan"). The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended January 31, 1998, under the Stock Option Plan.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 31, 1998, to each of the named officers of the Company.

                                                          INDIVIDUAL GRANTS
                                         ----------------------------------------------------
                                                      PERCENT OF                                 POTENTIAL REALIZABLE
                                          NUMBER OF      TOTAL                                 VALUE AT ASSUMED ANNUAL
                                         SECURITIES     OPTIONS                                  RATE OF STOCK PRICE
                                         UNDERLYING   GRANTED TO                               APPRECIATION FOR OPTION
                                           OPTIONS     EMPLOYEES   EXERCISE OR                         TERM(3)
                                         GRANTED(#)    IN FISCAL   BASE PRICE    EXPIRATION    ------------------------
NAME                                       (1)(2)        YEAR       ($/SHARE)       DATE         5%($)        10%($)
---------------------------------------  -----------  -----------  -----------  -------------  ----------  ------------
Mr. Higgins............................     600,000        58.9%    $   16.80          2007     6,339,258    16,064,924
Mr. Marshall...........................      20,000         2.0%    $    5.94          2007        74,688       189,273
Mr. Sullivan...........................      40,000         3.9%    $    5.94          2007       149,375       378,546
Mr. Eisenberg..........................      40,000         3.9%    $    5.94          2007       149,375       378,546
Mr. Litwak.............................      30,000         2.9%    $    5.94          2007       112,031       283,909

------------------------

(1) No SARs were granted

(2) Stock Options are exercisable annually in four equal installments, commencing on the first anniversary of the date of the grant, and vest earlier upon the officer's death or disability. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the exercisability of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant.

(3) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $27.00 at January 31, 1998, the fiscal year end.

                AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION VALUES (1)

    The following table sets forth information concerning each exercise of stock options made during the fiscal year ended January 31, 1998, by each of the named executive officers of the Company, and the value of unexercised stock options held by such person as of January 31, 1998.

                                                                               NUMBER OF SECURITIES
                                                                                    UNDERLYING       VALUE OF UNEXERCISED
                                                                               UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                                  AT FISCAL YEAR      AT FISCAL YEAR END
                                                                                      END(#)                  ($)
                                                                               --------------------  ---------------------
                                               SHARES ACQUIRED      VALUE          EXERCISABLE/          EXERCISABLE/
NAME                                           ON EXERCISE (#)  REALIZED ($)      UNEXERCISABLE        UNEXERCISABLE(2)
---------------------------------------------  ---------------  -------------  --------------------  ---------------------
Mr. Higgins..................................            --              --         0/600,000             0/6,120,000
Mr. Marshall.................................            --              --      245,000/135,000      4,937,513/3,234,053
Mr. Sullivan.................................            --              --       65,000/155,000      1,526,400/3,710,000
Mr. Eisenberg................................            --              --       55,000/155,000      1,182,655/3,682,285
Mr. Litwak...................................            --              --       50,000/180,000      1,200,000/4,231,860

------------------------

(1) There have been no SARs issued and there are no SARs outstanding.

(2) Calculated on the basis of the fair market value of the underlying securities as of January 31, 1998 minus the exercise price.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 29, 1993 through January 30, 1998 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by Nasdaq. All values assume a $100 investment on January 29, 1993, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TRANS WORLD ENTERTAINMENT CORPORATION  NASDAQ (U.S.)   NASDAQ RETAIL TRADE STOCKS
1993                                         100             100                         100
1994                                          95             116                         107
1995                                          39             109                          95
1996                                          25             154                         107
1997                                          47             201                         131

                                                                             1993         1994         1995         1996
                                                                             -----        -----        -----        -----
TRANS WORLD ENTERTAINMENT CORPORATION                                            100           95           39           25
NASDAQ (U.S.)                                                                    100          116          109          154
NASDAQ RETAIL TRADE STOCKS                                                       100          107           95          107

                                                                             1997         1998
                                                                             -----        -----
TRANS WORLD ENTERTAINMENT CORPORATION                                             47          379
NASDAQ (U.S.)                                                                    201          237
NASDAQ RETAIL TRADE STOCKS                                                       131          154

        ITEM 2. APPROVAL OF AMENDMENT TO THE 1990 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

INTRODUCTION

    The Board of Directors is seeking shareholder approval to amend the 1990 Stock Option Plan for Non-Employee Directors of the Company to authorize the Board to award discretionary option grants. The amended plan is set forth in Annex A.

    The purpose of the 1990 Stock Option Plan for Non-Employee Directors of the Company is to increase the ownership in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide a further incentive to serve as a director of the Company, and to aid in attracting and retaining Directors of outstanding ability. On March 13, 1998, the Board of Directors adopted, subject to shareholder approval, the amended 1990 Stock Option Plan for Non-Employee Directors.

DISCUSSION

    On April 26, 1990, the Board approved the current Non-Employee Director Stock Option Plan. Upon election of a Non-Employee Director, such participant shall be granted Options to purchase 10,000 shares of Common Stock. Commencing in May 1991 and annually thereafter on the first Nasdaq Trading day in May, each Participant shall automatically be granted options to purchase 1,500 shares of Common Stock. The proposed amendment would authorize the Board, in its discretion, to grant additional Options to Participants to purchase Common Stock. The date of grant, number of shares of Common Stock which may be purchased on exercise and the exercise price of the Options shall be determined by the Board, in its discretion.

    The Board feels that the ability to authorize discretionary Options will further the Company's objective to retain and attract Directors of outstanding ability.

    In the event shareholders do not approve the amended 1990 Stock Option Plan for Non-Employee Directors, the amended Plan will not become effective.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 1998 Annual Meeting of Shareholders.

    The Board of Directors unanimously recommends that shareholders vote FOR the approval of the amendment to the 1990 Stock Option Plan for Non-Employee Directors.

                   ITEM 3. APPROVAL OF 1998 STOCK OPTION PLAN

INTRODUCTION

    The Board of Directors is seeking shareholder approval of the 1998 Stock Option Plan (the "1998 Plan"), which will succeed the existing stock option plan. The new plan was drafted to comply with the proposed regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended, to ensure the tax deductibility of compensation paid. The 1998 Plan is set forth in Annex B.

    The purpose of the Company's stock option programs is to provide a flexible mechanism to permit key employees to obtain significant equity ownership in the Company, giving them a permanent stake in the Company's growth and success, and encouraging the continuation of their involvement with the Company. The Compensation Committee (the "Committee") has recommended to the Board of Directors that a stock option program should be continued. On March 13, 1998, the Board of Directors adopted, subject to shareholder approval, the 1998 Plan.

DISCUSSION

    On April 29, 1994, the Company's Board of Directors adopted the existing stock option program, the 1994 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1994 Plan"). The 1994 Plan expires by its term in April 2004. Through March 23, 1998, 2,000,000 shares have been authorized by the shareholders for issuance under the 1994 Plan. As of March 23, 1998, 85,852 stock options have been exercised, 1,608,480 stock options have been granted and are unexercised, and 391,520 remain available for future grant. The 1994 Plan terminates on, and no further options or awards will be made or granted thereunder after, April 29, 2004.

    The following summary describes the principal features of the 1998 Plan. There are no principal differences between the 1998 Plan and the 1994 Plan. This summary is qualified in its entirety by reference to specific provisions of the 1998 Plan set forth in Annex B.

THE 1998 PLAN

    COMMITTEE. The 1998 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") or such other committee appointed by the Board of Directors, consisting of two or more non-employee directors. Each member of the Committee will meet the requirements set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the proposed regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee will be eligible to participate in the 1998 Plan.

    ELIGIBILITY. Executive, managerial and other employees (including officers and employees who may be directors) of the Company and of any subsidiary shall be eligible to participate in the 1998 Plan. Selection of employees eligible to participate in the 1998 Plan is within the discretion of the Committee. It is expected that the 1998 Plan will be administered in a manner similar to the 1994 Plan, in which approximately 150 employees currently participate.

    COMMON STOCK ISSUABLE UPON EXERCISE. Under the 1998 Plan, up to 1,000,000 shares of the Company's Common Stock may be optioned or granted to eligible employees, and options with respect to no more than 300,000 shares of Common Stock options may be granted to any one employee in any calendar year during the term of the 1998 Plan. Shares of the Company's Common Stock that are optioned or awarded under the 1998 Plan may be either treasury shares or authorized but unissued shares. Shares reserved for issuance pursuant to expired or terminated options under the 1998 Plan will be made available for future option grants under the 1998 Plan.

    The 1998 Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Company resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by the Company, or merger or consolidation in which the Company is the surviving company. The 1998 Plan also provides that in any merger or consolidation in which the Company is not the survivor and in which suitable stock options are not granted in substitution of stock options outstanding under the 1998 Plan, or the predecessor option plans approved in 1994 and 1986, the Company will deliver to each optionee in cash an amount equal to the difference between the purchase price of all vested stock options and the fair market value of the Company's Common Stock at the effective date of such merger or consolidation.

    GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Under the 1998 Plan, the Committee may grant to eligible employees either non-qualified or incentive stock options, or both, to purchase shares of the Company's Common Stock. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time; provided, however, that no option shall be exercisable by a participant who is subject to the provisions of Section 16 of the Exchange Act, until the lapse of at least six months from the date of grant. The number of shares covered by incentive stock options which may be first exercised by an optionee in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. All options shall expire not more than ten years from the date of grant. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 1998 Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Options are generally not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order and, during the optionee's lifetime, the stock option may only be exercised by such optionee.

    The price at which shares of Common Stock may be purchased pursuant to stock options granted by Committee will be determined by the Committee, but in no event will such price be less than the fair market value of the shares at the time that the option is granted. "Fair market value" is defined as the closing price of the Common Stock on the Nasdaq National Market or principal stock exchange that the shares may be traded on as of the date of grant, or if such day is not a trading day, the next succeeding trading day. Generally, each stock option will become exercisable in increments of 25% of the total number of shares subject to option on the one year anniversary of the date of grant and annually thereafter. The Committee may, in its discretion, provide at the date of grant for another time or times of exercisability of any such option subject to the terms and conditions of the 1998 Plan. The Committee may, at any time prior to the expiration or termination of a stock option previously granted, extend the term of such option for such additional period (up to a total exercise period of not more than ten years) as it shall, in its discretion, deem necessary or appropriate.

    The option price must be paid to the Company by the optionee in full prior to delivery of the Common Stock. If the optionee intends to obtain a permissible broker loan or simultaneously sell the exercised shares, the exercise shall not be deemed to have occurred until the Company receives the proceeds. The optionee may pay the option price in cash or with shares of the Company's Common Stock owned by him. The optionee has no rights as a shareholder with respect to the shares subject to option until shares of Common Stock are issued upon exercise of the option.

    The Committee may, in its discretion, grant a stock option together with a stock appreciation right. In the case of such grant the optionee may either exercise the option and receive Common Stock, or receive cash or other property equal to the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time of exercise. Upon exercise of a stock appreciation right the underlying stock option is deemed to have been exercised, and those shares will no longer be available under the 1998 Plan.

    AMENDMENT AND TERMINATION. The 1998 Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The Committee has full and final authority to determine the employees to be granted stock options, to determine the number of shares subject to each option (up to a maximum of options with respect to 300,000 shares of Common Stock to any one employee during the term of the 1998 Plan), to determine the option price within the prescribed limits, to determine the time or times when each stock option will be issued and exercisable, and to adopt rules and regulations for carrying out the 1998 Plan. The Board of Directors is authorized to terminate or amend the 1998 Plan, except that it may not increase the number of shares available thereunder, decrease the minimum price at which options may be granted, or extend the term of the Plan, without shareholder approval. To the extent any provision of the 1998 Plan fails to comply with any condition of Rule 16b-3 of the Exchange Act, such provision shall be null and void to the extent permitted by law.

    In the event shareholders do not approve the 1998 Plan, the 1998 Plan will not become effective.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 1998 Annual Meeting of Shareholders.

    The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 1998 Stock Option Plan.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors and executive officers, and persons who own more than ten percent of the registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filings requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with, except for as set forth below.

    On May 1, 1997, Mrs. Fischer, Mr. Dougan, Mr. Kaufman and Mr. Mataraso, each of whom is a director of the Company, each received an annual stock option grant. Each of the above stated stock option grants should have been reported on Form 5 no later than March 17, 1998. All of the above stock option grants were reported on Form 5 by each person on March 12, 1998.

                                 OTHER MATTERS

    OTHER ITEMS. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

    PROXY SOLICITATION. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

    INDEPENDENT AUDITORS. The Board of Directors currently intends to select KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending January 30, 1999. KPMG Peat Marwick LLP has acted as auditors for the Company since 1994, when they purchased the Albany practice of Ernst & Young, the Company's auditors since 1985. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

    FINANCIAL STATEMENTS. The Company's 1997 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 31, 1998 is being sent concurrently to shareholders. If you have not received or had access to the 1997 Annual Report to Shareholders, please write the Company to attention of:
Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy will be sent to you free of charge.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders of the Company wishing to include proposals in the proxy material in relating to the Annual Meeting of the Company to be held in 1999 must submit the same in writing so as to be received at the executive offices of the Company on or before February 14, 1999. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to Matthew H. Mataraso, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 3, 1998.

                                          By Order of the Board of Directors,

                                                [LOGO]

                                          Matthew H. Mataraso,

                                          Secretary

May 7, 1998

                                                                         ANNEX A

                       TRANS WORLD ENTERTAINMENT CORPORATION

                             1990 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (AS AMENDED AND RESTATED)

    SECTION 1. PURPOSE. The purpose of the 1990 Stock Option Plan for Non-Employee Directors of Trans World Entertainment Corporation is to increase the ownership in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide a further incentive to serve as a director of the Company, and to aid in attracting and retaining Directors of outstanding ability. Options granted under the Plan are intended to be options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

    SECTION 2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2:

        a. "Board" shall mean the Board of Directors Trans World Entertainment Corporation.

        b. "Code" shall mean the Internal Revenue code of 1986, as it may be amended from time to time.

        c. "Common Stock" shall mean authorized but unissued shares of Common Stock, par value $.01 per share, of Trans World Entertainment Corporation, or reacquired shares of Trans World Entertainment Corporation Common Stock.

        d. "Company" shall mean Trans World Entertainment Corporation, a New York corporation, and its subsidiaries.

        e. "Director" shall mean a director who serves on the Board.

        f. "Employee" shall mean any common law employee, including officers, of the Company, as determined in the Code and the Treasury Regulations thereunder.

        g. "Fair Market Value" shall mean, for any day, the last reported sale price of the Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System or, if the Common Stock is listed or admitted to trading on any Securities Exchange, the last reported sale price on such exchange of the applicable day.

        h. "Grantee" shall mean a Participant granted an Option

        i. "NASDAQ Trading Day" shall mean any day that an active market in the Common Stock is made and prices are quoted on the NASDAQ National Market System or, if the Common Stock is then traded on an exchange, that the applicable day is a business day of such exchange; PROVIDED, HOWEVER, that if less than 100 shares of Common Stock have traded on such NASDAQ Trading Day the next succeeding trading day shall be used.

        j. "Option" shall mean a non-qualified stock option granted pursuant to the Plan to purchase shares of the Common Stock.

        k. "Participant" shall mean any Director who is not also an Employee; a Director who was formerly an Employee shall become a Participant except that such former Employee will not be entitled to the automatic Initial Grant described in Section 5(a).

        l. "Plan" shall mean the Trans World Entertainment Corporation 1990 Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

    SECTION 3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 7, the Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 250,000 shares in the aggregate. The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued shares or from shares reacquired by the

Company, including shares purchased in the open market or in private transactions. If any Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such Option may again become available for the grant of other Options under the Plan. No shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section 5(g) shall become available for the grant of other Options under the Plan.

    SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Board in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders and persons granted Options under the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

    SECTION 5. GRANT OF OPTIONS. Each Option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following conditions.

    a. INITIAL GRANT OF OPTIONS. Effective upon the initial shareholder ratification or election of a Non-Employee Director of the Company, such Participant shall be granted ("Initial Grant") Options to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7) on the first NASDAQ Trading Day following the applicable meeting of shareholders.

    b. ANNUAL GRANT OF OPTIONS. Commencing in May 1991 and annually thereafter on the first NADAQ Trading in each May, each Participant shall automatically be granted Options to purchase 1,500 shares of Common Stock (as adjusted pursuant to Section 7).

    c. PURCHASE PRICE. The purchase price of each share of Common Stock subject to an Option granted pursuant to paragraph (a) or (b) above shall be 85% of the Fair Market Value (as defined hereunder) of a share of the Common Stock on the date the Option is granted.

    d. DISCRETIONARY OPTION GRANTS. The Board is also authorized, in its discretion, to grant additional Options to purchase Common Stock to participants. The date of grant, number of shares of Common Stock which may be purchased on exercise and the exercise price of the Options shall be determined by the Board, in its discretion. Grants of Options under this paragraph (d) need not be uniform to all Participants.

    e. EXERCISABILITY AND TERM OF OPTIONS. Unless the Board determines otherwise at the time of grant or thereafter, each Option granted under the Plan will become exercisable and vest in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each Option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

    f. TERMINATION OF SERVICE. In the event of the expiration (without renewal) or termination of service on the Board by any Grantee other than by reason of total and permanent disability or death, as set forth in paragraph (g) hereof, the then-outstanding Options of such Grantee may be exercised only to the extent that they are exercisable on the date of such termination and, unless exercised, these Options shall expire one year after such termination, or on their stated expiration date, whichever occurs first.

    g. DISABILITY OR DEATH. In the event of termination of service by reason of the total and permanent disability of any Grantee, each of the then-outstanding Options of such Grantee will continue to mature and become exercisable in accordance with paragraph (e) above and the Grantee may exercise the vested installments at any such time within five years after such disability, but in no event after the expiration date of the term of the Option. For purposes of this Plan, the term "total and permanent disability" shall mean the inability of the Grantee, by reason of illness and accident, to perform any and every duty of the occupation at which the Grantee performed as Director on the date that such disability commenced. In the event of the death of any Grantee, each of the Grantee's outstanding Options will immediately mature in full and become exercisable by the Grantee's legal representative at any time within a period of five years after the death, but in no event after the expiration date of the term of the Option. However, if the Grantee dies following termination of service on the Board by reason of total and permanent disability, such Option shall only be exercisable for two years after the Grantee's death, or until the stated expiration date of the Option, if earlier.

    h. DISCRETIONARY EXTENSION. Notwithstanding any provision of this Plan to the contrary, the Board shall have the authority (which may be exercised at any time) to extend the period during which any Option granted under the Plan may be exercised; PROVIDED, HOWEVER, that no Option may be exercisable for more than ten years from the date of grant thereof.

    i. PAYMENT. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or in Common Stock, or in a combination of cash and Common Stock. The sum of the cash and the Fair Market Value of such Common Stock shall be at least equal to the aggregate purchase price of the shares to be delivered. If the Grantee intends to obtain a permissible broker loan to exercise any Options, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the Grantee's broker loan. In addition to the payment of the Option price, if required by the Board, the Grantee shall pay the amount of all Federal, state and local withholding or other employment taxes applicable to the Grantee at the time the Board determines that the Grantee has recognized gross income under the Code resulting from exercise of an Option.

    SECTION 6. SALE OR REORGANIZATION. In case the Company is merged or consolidated with another Corporation, or in case the property or Common Stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution of an equitable basis of cash or appropriate Common Stock of the Company, or cash or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, or (ii) give written notice to Grantees that their Options will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, and must be exercised within 90 days of the date of such notice or they will be terminated.

    SECTION 7. ADJUSTMENT PROVISIONS. If the shares of Common Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Common Stock other than a regular cash dividend, or other similar change is made in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

    SECTION 8. OPTIONS NON-ASSIGNABLE AND NON-TRANSFERABLE. Except as set forth below, each Option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative. Notwithstanding the foregoing, if the Board expressly so provides in the applicable Option agreement (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred by a Participant to members of his or her "immediate family", to a trust established for the exclusive benefit of solely one or more members of the Participant's "immediate family" or to a partnership all of whose partners are members of the Participant's "immediate family." Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

    SECTION 9. LIMITATION OF RIGHTS

    a. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as a director for any period of time, or at any particular rate of compensation.

    b. NO SHAREHOLDERS' RIGHTS FOR OPTIONS. A Grantee shall have no rights as a shareholder with respect to the shares covered by the Options granted hereunder until the date of the issuance of a stock certificate therefor and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    c. SALE OF COMMON STOCK. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

    (1) The listing, or approval for listing upon notice of issuance, as required of such shares on any securities exchange as may at the time be the principal market for the Common Stock;

    (2) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification, or exemption therefrom supported by an opinion of counsel, which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

    (3) The obtaining of any other consent, approval or permit for any state or Federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

    SECTION 10. EFFECTIVE DATE AND DURATION OF PLAN. This amended and restated Plan shall become effective immediately following approval by the shareholders at the 1998 Annual Meeting of Shareholders. The period during which Option grants shall be made shall terminate on the day following the tenth anniversary of the date of approval by the shareholders at the 1998 Annual Meeting of Shareholders of this amended and restated Plan, but such termination shall not affect the terms of any then outstanding Options.

    SECTION 11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may suspend or terminate the Plan or revise or amend it in any respect whatsoever; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no amendment, alternation, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Option theretofore granted. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Option theretofore granted, prospectively or retrospectively; PROVIDED, HOWEVER, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Option may materially and adversely affect the rights of such Participant under any Award theretofore granted.

    SECTION 12. NOTICES. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

    SECTION 13. SEVERABILITY. If any provision of the Plan, or any term or condition of any Award or Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provisions, term, condition or application shall to that extent be void (or, in the discretion of the Board, such provision, term or condition may be amended to avoid such invalidity), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

    SECTION 14. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued pursuant to Options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.

                                                                         ANNEX B

                     TRANS WORLD ENTERTAINMENT CORPORATION

                             1998 STOCK OPTION PLAN

1. PURPOSE

    (a) The purpose of this 1998 Stock Option Plan (the "Plan"), is to encourage and enable selected management and other employees of Trans World Entertainment Corporation (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of stock in the Company. Pursuant to the Plan, eligible employees will be offered the opportunity to acquire such common stock through the grant of Incentive Stock Options and Non-Qualified Stock Options (Incentive Stock Options and Non-Qualified Stock Options granted under the Plan are collectively referred to herein as "Options"), with or without tandem Stock Appreciation Rights ("SARs").

    (b) As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation).

2. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee appointed by the Board of Directors (the "Committee"), consisting of two or more directors. Each member of the Committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is authorized: (a) to adopt, alter and repeal administrative rules, guidelines and regulations for carrying out the Plan; (b) to select the employees eligible for participation under the Plan; (c) to determine whether and to what extent Options and SARs are to be granted under the Plan; (d) to substitute new Options for previously granted Options, including previously granted Options having higher exercise prices; (e) to determine the other terms, conditions and provisions of grants under the Plan; (f) accelerate the vesting or extend the exercise period (up to a maximum of ten years); and (g) to interpret the Plan, in all cases in the Committee's sole discretion consistent with the Plan provisions. The interpretation of and decisions with regard to any questions arising under the Plan made by the Committee shall be final and conclusive.

3. SHARES OF STOCK SUBJECT TO THE PLAN

    (a) SHARES SUBJECT TO ISSUANCE. There shall be 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") authorized for issuance under the Plan. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in the treasury. Any shares subject to an Option which for any reason expires or is terminated unexercised may again by subject to an Option under the Plan. The aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of Incentive Stock Options within the meaning of Section 422 of the
Code) shall not exceed $100,000.

    (b) ANTIDILUTION ADJUSTMENTS. In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, reclassification or other change in corporate structure, there shall be an appropriate adjustment to the number of shares authorized for issuance under the Plan pursuant to the provision of
Section 8 hereof.

4. ELIGIBILITY

    Options may be granted only to executive officers, management and other employees who are employed by the Company or a parent or subsidiary of the Company, in each case as designated by the Committee. An Option may be granted to a director of the Company or a parent or subsidiary of the Company who is not also a member of the Committee, provided that the director is also an officer or employee.

5. GRANTING OF INCENTIVES

    (a) TERM OF PLAN AND OPTION GRANTS. All Options granted pursuant to this Plan shall be granted within 10 years from June 3, 1998. The date of the grant of any Option shall be the effective date on which the Committee authorizes the grant of such Option. In no event, however, shall any Option be exercisable beyond 10 years from the date it is granted.

    (b) LIMITS APPLICABLE TO ANY ONE EMPLOYEE. The maximum number of shares of Common Stock with respect to which Options or SARs may be granted to any one employee from this Plan in any calendar year is 300,000 shares of Common Stock authorized for issuance under the Plan, subject to adjustment in accordance with the provision of Section 8 hereof.

    (c) STOCK APPRECIATION RIGHTS. The Committee may in its sole discretion grant an Option together with an SAR. In the case of such a grant the employee may either (i) exercise the Option and receive Common Stock of the Company or
(ii) receive in cash or other property, in the sole discretion of the Committee, the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time the SAR is exercised. An Incentive Stock Option granted together with an SAR shall be subject to the limitations of the Plan and such additional limitations as may be imposed under Section 422 of the Code which limitations are necessary or appropriate to cause such Incentive Stock Option or another Incentive Stock Option to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Upon exercise of an SAR, the underlying option shall be deemed to have been exercised to the extent of the Shares with respect to which the SAR is exercised and such Shares shall no longer be available for issuance pursuant to the Plan.

    (d) LIMITED STOCK APPRECIATION RIGHT. The Committee in its discretion may include provisions in any Option or SAR granted to an employee that become effective upon a Change in Control of the Company and that provide for the acceleration of the exercisability of the Option or SAR. The provisions authorized by this Section 5(d) may be included in an Option or SAR at the time of grant or thereafter.

6. TERMS AND CONDITIONS OF OPTIONS

    (a) OPTION PRICE. The purchase price under each Option shall be at least 100% of the fair market value of the Common Stock at the time the Option is granted but not less than the par value of such Common Stock. In the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, actually or constructively under Section 424(d) of the Code, the option price shall not be less than 110% of the fair market value of the Common Stock subject to the Option at the time of its grant. The fair market value of the Common Stock on such date shall be determined in a manner consistent with the requirements of the Code.

    (b) MEDIUM AND TIME OF PAYMENT. Common Stock purchased pursuant to the exercise of an Option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and such Common Stock, to be valued at the fair market value thereof on the date of such exercise.

Common stock to be used must have been held by such optionee for a minimum of 6 months. If the optionee intends to obtain a permissible broker loan or a simultaneous order to sell the shares issuable upon exercise of any Options, upon the giving of at least 48 hours prior written notice to the Company, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the recipient's broker loan or other permitted transaction. Upon receipt of payment the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the Option, deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an Option or Options that the optionee pay, or make provision satisfactory to the Company for the payment of, any withholding taxes which the Company is obligated to collect with respect to the issuance or transfer of Common Stock upon such exercise.

    (c) VESTING AND EXERCISE PERIOD. The vesting period of time before exercising an Option shall be prescribed by the Committee in each particular case, in the Committee's sole discretion. No Option may be exercised more than 10 years from the date it is granted. Unless otherwise specified by the Committee, Options shall vest and become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of the grant. In the event of the death or permanent disability of an optionee, all outstanding Options shall immediately vest and become exercisable. Unless otherwise specified, all Options shall be for a term of ten years from the date of grant. However, in the case of an Incentive Stock Option granted to a 10% shareholder (as defined in Section 6(a) hereof), such option, by its terms, shall be exercisable only within five years from the date of grant.

    (d) NO RIGHTS TO EMPLOYMENT OR AS A SHAREHOLDER. Nothing in the Plan or in any Option shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of the optionee at will at any time in accordance with the provisions of applicable law. An optionee shall have no rights as a shareholder of the Company with respect to any share issuable or transferrable upon exercise thereof until the date a stock certificate is issued to him for shares of Common Stock.

7. EXERCISE AFTER SEPARATION OF EMPLOYMENT OR DEATH

    (a) RETIREMENT, DEATH OR DISABILITY. In the event of the retirement with the consent of the Company, the Options or unexercised portions thereof that were otherwise exercisable on the date of retirement shall be exercisable during their specified terms but prior to three years after the date of retirement, whichever occurs earlier. In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), of the recipient, all Options shall become vested and immediately exercisable by the optionee, or if he is not living, by his heirs, legatees or legal representatives (as the case may be), during their specified terms but prior to the expiration of three years after the date of death or permanent disability, whichever occurs earlier.

    (b) SEPARATION OF EMPLOYMENT. With respect to any separation of employment from the Company, other than by reason of retirement, death or permanent disability, Options, if vested on the date of termination, may be exercised during their specified terms but prior to the expiration of three months after separation of employment with the Company, whichever occurs earlier, or, for Non-Qualified Stock Options, such longer period up to the expiration date originally scheduled for such option, as the Committee may, in its sole and absolute discretion, determine and provide.

    (c) LEAVE OF ABSENCE. If an optionee takes an approved leave of absence, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case for continuation of Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate.

    (d) CERTAIN INVESTMENT RESTRICTIONS. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

8. ADJUSTMENTS

    (a) RECAPITALIZATION. The number of shares subject to the Plan shall be increased or decreased proportionately, as the case may be, in the event that dividends payable in Common Stock during any fiscal year of the Company or in the event there is during any fiscal year of the Company one or more splits, reverse splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease of the shares outstanding at the beginning of the year. In the event of any such adjustment the number of underlying shares and the purchase price per share applicable to options previously granted shall be proportionately adjusted. All adjustments shall be made as of the date such action necessitating such adjustment becomes effective.

    (b) SALE OR REORGANIZATION. In case the Company is merged or consolidated with another corporation, or in case substantially all of the property, stock or assets of the Company is to be acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding Options by the substitution on an equitable basis of cash or comparable stock or stock options of the Company, or cash or comparable stock or stock options of the merged, consolidated, or otherwise reorganized corporation, or (ii) make a cash payment equal to the difference between the exercise price of all vested Options and the fair market value of the Common Stock on the date of such transaction, as determined by the highest sale price of the Common Stock quoted by the market or exchange on which the security is traded.

    (c) CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Plan, if there should be a "Change in Control" of the Company, all of the Options granted under the Plan that are not currently exercisable shall become immediately vested as of the date of such Change in Control. Unless otherwise determined by the Committee and set forth in a written agreement, "Change in Control" shall mean:

    (A) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following shall not constitute a Change in Control;
(i) such beneficial ownership by a subsidiary of the Company; (ii) such beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or any or its subsidiaries; (iii) such beneficial ownership by any corporation with respect to which, immediately following the acquisition of such beneficial ownership, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and no Person (other than Persons described in clause (iv) below) beneficially owns 30% or more of the voting securities of such corporation; (iv) such beneficial ownership by Robert J. Higgins, members of his immediate family or one or more trusts established for the benefit of such individual or family members; or (v) beneficial ownership by a Person of a percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities which is less than the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, held by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members; or

    (B) during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

    (C) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

    (D) approval by the shareholders of the Company or (1) a complete liquidation or dissolution of the Company or (2) a sale or disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

9. NON-TRANSFERABILITY OF OPTIONS

    Unless otherwise determined for a Non-Qualified Stock Option by the Committee and set forth in a written option agreement, no Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or, and during the lifetime of a recipient, Options shall be exercisable only by the optionee.

10. TERMINATION AND AMENDMENT OF THE PLAN

    The Board of Directors shall have the right to amend, suspend, or terminate the Plan; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan.

11. EFFECTIVE DATE OF PLAN

    The Plan shall become effective June 3, 1998, the date of its adoption by the Board of Directors of the Company. The Plan shall, in all events, terminate on June 3, 2008, or such earlier date as the Board of Directors of the Company may determine.

12. WRITTEN AGREEMENT

    Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed by the Plan, and shall contain such other provisions as the Committee in its discretion shall deem necessary or advisable. The agreement, which need not be identical, shall be signed by the employee participant and by the Chairman of the Board, the Vice Chairman, the President, the Secretary or any Vice President of the Company for and in the name and on behalf of the Company.

13. GOVERNING LAW

    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without reference to its principles of conflict of laws, and shall be construed accordingly.

May 1, 1998

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
                     TRANS WORLD ENTERTAINMENT CORPORATION

          THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert J. Higgins and Matthew H. Mataraso, and either of them, attorneys proxies, with power of substitution, to vote the shares of the Company's common stock, of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 3, 1998 at The Desmond, 660 Albany-Shaker Road, Albany, New York 12211 at 10:00 a.m. and at any adjournments thereof, upon the following matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

(1) ELECTION OF DIRECTORS:
   Nominees: Robert J. Higgins, Matthew H. Mataraso, George W. Dougan, Charlotte
G. Fischer, Isaac Kaufman

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below. / /

--------------------------------------------------------------------------------
   VOTE WITHHELD from all nominees. / /

                                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

(2) Approval of Amendments to Director Stock Option Plan.

             / / For             / / Against             / / Abstain

(3) Approval of 1998 stock option plan.

             / / For             / / Against             / / Abstain

(4) Other matters in their discretion that may come properly before the meeting.

             / / For             / / Against             / / Abstain

                                             PLEASE SIGN EXACTLY AS NAME APPEARS
                                             AT LEFT. WHEN SHARES ARE HELD BY
                                             JOINT TENANTS, BOTH SHOULD SIGN.
                                             WHEN SIGNING AS AN ATTORNEY,
                                             EXECUTOR, ADMINISTRATOR TRUSTEE, OR
                                             GUARDIAN, PLEASE GIVE FULL TITLE AS
                                             SUCH. IF A CORPORATION, PLEASE SIGN
                                             IN FULL CORPORATE NAME BY PRESIDENT
                                             OR OTHER AUTHORIZED OFFICER. IF A
                                             PARTNERSHIP, PLEASE SIGN IN
                                             PARTNERSHIP NAME BY AUTHORIZED
                                             PERSON.

                                             Dated: ______________________, 1998

                                             -----------------------------------

                                             -----------------------------------
                                                        Signature(s)